                                                               File No. 70-9095

As Filed with the Securities and
Exchange Commission on January 31, 2001


                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                 -----------------------------------------------
                         POST-EFFECTIVE AMENDMENT NO. 13
                                       To
                                    FORM U-1
                                   DECLARATION
              UNDER THE PUBLIC UTILITY HOLDING COMPANY ACT OF 1935
                ------------------------------------------------

                                 CONECTIV

ACE REIT, INC.                         CONECTIV OPERATING SERVICES COMPANY
ATE INVESTMENT, INC.                   CONECTIV PROPERTIES AND INVESTMENTS, INC.
ATS OPERATING SERVICES, INC.           CONECTIV RESOURCE PARTNERS, INC.
ATLANTIC CITY ELECTRIC COMPANY         CONECTIV SERVICES, INC.
ATLANTIC GENERATION, INC.              CONECTIV SOLUTIONS LLC.
ATLANTIC JERSEY THERMAL SYSTEMS, INC.  CONECTIV THERMAL SYSTEMS, INC.
ATLANTIC SOUTHERN PROPERTIES, INC.     DCI I, INC.
BINGHAMTON GENERAL, INC.               DCI II, INC.
BINGHAMTON LIMITED, INC.               DCTC-BURNEY, INC.
CONECTIV ATLANTIC GENERATION, L.L.C.   DELMARVA POWER & LIGHT COMPANY
CONECTIV COMMUNICATIONS, INC.          KING STREET ASSURANCE LTD.
CONECTIV DELMARVA GENERATION, INC.     PEDRICK GEN., INC.
CONECTIV ENERGY HOLDING COMPANY        VINELAND LIMITED, INC.
CONECTIV ENERGY SUPPLY, INC.           VINELAND GENERAL, INC.
CONECTIV MID-MERIT, INC.

                                 800 King Street
                              Wilmington, DE 19899

                            CONECTIV PLUMBING, L.L.C.
                                621 Chapel Avenue
                              Cherry Hill, NJ 08034
              -----------------------------------------------------
              (Names of companies filing this statement and address
                        of principal executive offices)


                                    Conectiv
              -----------------------------------------------------
                 (Name of top registered holding company parent)


                                 Philip S. Reese
                          Vice President and Treasurer
                                    Conectiv
                                 (address above)
              -----------------------------------------------------
                     (Name and address of agent of service)

The Commission is requested to send copies of all notices, orders and communications in connection with this Application to:

Peter F. Clark, Esquire        Joyce Koria Hayes, Esquire            Judith A. Center, Esquire
Vice President and             7 Graham Court                        William C. Weeden
General Counsel                Newark, DE 19711                      Skadden, Arps, Slate,
Conectiv                                                               Meagher, & Flom LLP
(address above)                                                      1440 New York Avenue, N.W.
                                                                     Washington, D.C. 20005

The application-declaration as previously amended is hereby further amended and supplemented as follows:


Item 6.  Exhibits and Financial Statements.

(a) Exhibits:

         A        Not applicable
         B        Not applicable
         C        Not applicable
         D        Not applicable
         E        Not applicable
         F        Opinion of counsel (to be filed by amendment)
         G        Form of Federal Register notice (previously filed)
         H - 3    Conectiv Capitalization and Cash Flow Forecast (filed
                  under request for confidential treatment) (filed herewith)

                                    SIGNATURE

Pursuant to the requirements of the Public Utility Holding Company Act of 1935, the undersigned companies have duly caused this Post-Effective Amendment No. 13 to Form U-1 to be signed on their behalf by the undersigned thereunto duly authorized.


    DATE:  January 31, 2001            CONECTIV
                                       ACE REIT, INC.
                                       ATE INVESTMENT, INC.
                                       ATS OPERATING SERVICES, INC.
                                       ATLANTIC CITY ELECTRIC COMPANY
                                       ATLANTIC GENERATION, INC.
                                       ATLANTIC JERSEY THERMAL SYSTEMS, INC.
                                       ATLANTIC SOUTHERN PROPERTIES, INC.
                                       BINGHAMTON GENERAL, INC.
                                       BINGHAMTON LIMITED, INC.
                                       CONECTIV ATLANTIC GENERATION, L.L.C.
                                       CONECTIV COMMUNICATIONS, INC.
                                       CONECTIV DELMARVA GENERATION, INC.
                                       CONECTIV ENERGY HOLDING COMPANY
                                       CONECTIV ENERGY SUPPLY, INC.
                                       CONECTIV MID-MERIT, INC.
                                       CONECTIV OPERATING SERVICES COMPANY
                                       CONECTIV PLUMBING, L.L.C.
                                       CONECTIV PROPERTIES AND INVESTMENTS, INC.
                                       CONECTIV RESOURCE PARTNERS, INC.
                                       CONECTIV SERVICES, INC.
                                       CONECTIV SOLUTIONS LLC
                                       CONECTIV THERMAL SYSTEMS, INC.
                                       DCI I, INC.
                                       DCI II, INC.
                                       DCTC-BURNEY, INC.
                                       DELMARVA POWER & LIGHT COMPANY
                                       KING STREET ASSURANCE LTD.
                                       PEDRICK GEN., INC.
                                       VINELAND LIMITED, INC.
                                       VINELAND GENERAL, INC.



                                       By: /s/ Philip S. Reese
                                          -----------------------------
                                           Philip S. Reese
                                           Vice President and Treasurer